QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-55498, 333-51234, 333-57528 and 333-94357) and the Registration Statements on Form S-8 (SEC File Nos. 333-76643, 333-34632, 333-51760, and 333-101072) of our report dated February 2, 2004, except for the first paragraph of Note 16, which is as of February 25, 2004, relating to the consolidated financial statements and financial statement schedule of Insignia Solutions plc, which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP Palo Alto, CA March 15, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS